UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 23, 2022

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Commercial Paper Program

On August 23, 2022, Quanta Services, Inc., a Delaware corporation (the “Company”), entered into definitive documentation to establish an unsecured commercial paper program (the “CP Program”) under which the Company may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in an amount up to a maximum aggregate face amount of $1.0 billion outstanding at any time. The Company intends to use the net proceeds of the Notes for general corporate purposes.

The Notes will be sold under customary market terms in the U.S. commercial paper market at a discount from par or at par and bear interest at rates determined at the time of issuance. The maturities of the Notes may vary, but may not exceed 397 days from the date of issuance. As of the date of this report, the Company has not issued any Notes.

Initially, three commercial paper dealers will each act as a dealer under the CP Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of the commercial paper dealer agreements entered into between the Company and each Dealer (each, a “Dealer Agreement”). A national bank will act as issuing and paying agent under the CP Program.

Each Dealer Agreement provides the terms under which the applicable Dealer may either purchase the Notes from the Company or arrange for the sale by the Company of the Notes to one or more purchasers, in each case pursuant to a private placement exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially identical in all material respects except as to the parties thereto.

The Notes have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

The foregoing description of the Dealer Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Dealer Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expense reimbursements.

Amendment to Credit Agreement

On August 23, 2022, the Company entered into the Eleventh Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”), among the Company, as a borrower and the guarantor, certain of the Company’s subsidiaries, as borrowers, the lenders party thereto, and Bank of America, N.A., as Administrative Agent. The Amendment amended the Fourth Amended and Restated Credit Agreement, dated as of December 18, 2015, as amended (as amended by the Amendment, the “Amended Credit Agreement”). The Amendment, among other things, permits proceeds of revolving borrowings under the Amended Credit Agreement to be used to provide credit support for the CP Program, establishes Term SOFR (as defined in the Amended Credit Agreement) as the benchmark rate, in replacement of LIBOR (as defined therein prior to giving effect to the Amendment), and revises certain other terms and provisions.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment and the Amended Credit Agreement (included as Annex A to the Amendment), a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Commercial Paper Dealer Agreement between Quanta Services, Inc. and the Dealer party thereto.

10.2	Eleventh Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 23, 2022, among Quanta Services, Inc., as a borrower and the guarantor, certain subsidiaries of Quanta Services, Inc., as borrowers, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2022	Quanta Services, Inc.

	By:	/s/ Jayshree S. Desai
	Name:	Jayshree S. Desai
	Title:	Chief Financial Officer

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